Exhibit 23.1

SALISBURY BANCORP, INC.

Consent of Shatswell, MacLeod & Company, P.C.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of Salisbury Bancorp, Inc. of our report dated March 19, 2014 relating to the consolidated financial statements of Salisbury Bancorp, Inc. and its subsidiary bank for the year ended December 31, 2013, which appears in the joint proxy statement/prospectus and is part of the Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in the joint proxy statement/prospectus, which is a part of the Registration Statement.

/s/ Shatswell, MacLeod & Company, P.C.

West Peabody, Massachusetts

September 9, 2014